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                                  EXHIBIT 10.14


                             AGREEMENT TO LOAN FUNDS


         THIS AGREEMENT to Loan Funds (this "Agreement") is entered into as of the 22 day of December 2000, by and between AirNet Communications Corporation, a Delaware corporation (the "Company"), and R. Lee Hamilton, Jr. ("Hamilton").

                               W I T N E S S E T H

         WHEREAS, Hamilton, the Company's President and Chief Executive Officer, exercised certain Company stock options in February, 2000 (the "Option Exercises") for the purchase of 113,274 shares of the Company's common stock (the "February 2000 Option Shares"); and

         WHEREAS, Hamilton will be liable for federal income tax of approximately $967,353 in connection with the Option Exercises as a result of the application of the alternative minimum tax ("AMT") provisions under the Internal Revenue Code, which alternative minimum tax liability (the "AMT Liability") will be due and payable by Hamilton on April 15, 2001; and

         WHEREAS, the Company believes it to be in its best interest and a benefit to the Company to make a non-recourse loan to Hamilton (the "Loan") in an amount sufficient to satisfy the AMT Liability and other federal income tax obligations related to the Loan contemplated by this Agreement; and
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         WHEREAS, the parties hereto desire to set forth their understanding with respect to the terms under which the Company will make the Loan to Hamilton.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

         1. In the event Hamilton determines that the Loan is necessary in order to satisfy the AMT Liability and requests that the Company make the Loan to him, the Company agrees to loan Hamilton the sum of $995,133 on a non-recourse basis pursuant to the terms of a Promissory Note (the "Note") in the form attached hereto as Exhibit A.

         2. In connection with the Loan, Hamilton agrees to grant the Company a security interest in the February 2000 Option Shares and to authorize and direct his broker or brokers to deliver to Lender all Required Payments (as defined in the Note) at such time as Hamilton's Note to the Company dated November 9, 2000 in the amount of $112,660 (the "November 2000 Note") is paid in full and until such time as all amounts owing under the Note are paid in full, and to execute all documentation required in order to perfect the Company's security interest in the February 2000 Option Shares and to authorize and direct his broker or brokers to deliver all Required Payments to the Company. The Company agrees that it shall not, during the time in which the Note remains unpaid, adopt or impose any rules or other restrictions which restrict or interfere with Hamilton's right to sell the February 2000 Option Shares, except for rules which are also imposed upon other officers or directors of the Company or which are required by applicable state or federal securities laws or regulations.

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         3. Hamilton agrees that he will use the proceeds of the Loan solely for the purpose of satisfying the AMT Liability and other federal income tax obligations related to the Loan contemplated by this Agreement.

         4. Unless approved by the Company's Board of Directors, Hamilton agrees that he will not gift, sale or otherwise transfer any of the February 2000 Option Shares at any time during which amounts remain due under the Note, except for sales made into the public markets and transfers made in connection with a sale or merger of the Company.

         5. All terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

         6. All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or mailed registered or certified first-class mail, postage prepaid, as follows:

         if to the Company:         AirNet Communications Corp.
                                    100 Rialto Place
                                    Suite 300
                                    Melbourne, FL  32901
                                    Attn: Chief Financial Officer

         With a copy to:            Edwards & Angell, LLP
                                    250 Royal Palm Way
                                    Suite 300
                                    Palm Beach, FL 33480
                                    Attn: John G. Igoe, Esq.

         if to Hamilton:            R. Lee Hamilton, Jr.
                                    420 Normandy Drive
                                    Indialantic, FL

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         7. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, representation or warranty.

         8. This Agreement may be executed in on or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                             AIRNET COMMUNICATIONS CORPORATION


                             By: /s/ James W. Brown
                                 -----------------------------------------------
                             Name: James W. Brown
                                 -----------------------------------------------
                             Title:   Chairman
                                 -----------------------------------------------


                             R. LEE HAMILTON, JR.


                             /s/ R. Lee Hamilton, Jr.
                             ---------------------------------------------------

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